UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2018

GTx, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State of other jurisdiction of incorporation or organization)	000-50549 (Commission File Number)	62-1715807 (I.R.S. Employer Identification No.)

175 Toyota Place 7th Floor Memphis, Tennessee (Address of principal executive offices)	38103 (Zip Code)

Registrant’s telephone number, including area code: (901) 523-9700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2, below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14D-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.             Entry into a Material Definitive Agreement.

On February 9, 2018, GTx, Inc. (the “Company”) entered into an At-the-Market Equity OfferingSM Sales Agreement (the “Sales Agreement”) with Stifel, Nicolaus & Company, Incorporated, as sales agent (“Stifel”), pursuant to which the Company may offer and sell, from time to time, through Stifel, shares of the Company’s common stock, par value $0.001 per share, having an aggregate offering price of up to $50.0 million (the “ATM Offering”). The shares will be offered and sold pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-222268).

The Company is not obligated to sell any shares under the Sales Agreement. Subject to the terms and conditions of the Sales Agreement, Stifel will use commercially reasonable efforts, consistent with its normal trading and sales practices, applicable state and federal law, rules and regulations and the rules of the NASDAQ Capital Market, to sell shares from time to time based upon the Company’s instructions, including any price, time or size limits specified by the Company. Under the Sales Agreement, Stifel may sell shares by any method deemed to be an “at-the-market” offering as defined in Rule 415 under the Securities Act of 1933, as amended, or any other method permitted by law, including in privately negotiated transactions. The Company will pay Stifel a commission of up to 3.0% of the aggregate gross proceeds from each sale of shares, reimburse certain legal fees and disbursements and provide Stifel with customary indemnification and contribution rights. The Sales Agreement may be terminated by Stifel or the Company at any time upon notice to the other party, or by Stifel at any time in certain circumstances, including the occurrence of a material and adverse change in the Company’s business or financial condition that makes it impractical or inadvisable to market the shares or to enforce contracts for the sale of the shares.

The foregoing description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K. The legal opinion of Cooley LLP relating to the shares of common stock being offered pursuant to the Sales Agreement is filed as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any shares under the Sales Agreement nor shall there be any sale of such shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 2.02 Results of Operations and Financial Condition.

On February 9, 2018, the Company filed with the U.S. Securities and Exchange Commission (the “SEC”) a prospectus supplement (the “Prospectus”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with the ATM Offering. In the Prospectus, the Company disclosed that as of December 31, 2017, the Company expects to report that it had cash, cash equivalents and short-term investments of approximately $43.9 million. This amount reflects the Company’s estimates based solely upon information available to it as of the date of this Current Report on Form 8-K, is not a comprehensive statement of its financial results or position as of or for the year ended December 31, 2017, and has not been audited, reviewed or compiled by the Company’s independent registered public accounting firm. The Company’s financial closing procedures for the three months and year ended December 31, 2017, are not yet complete and, as a result, the Company’s final results upon completion of its closing procedures may vary from the preliminary estimates, and any such differences may be material.

Forward-Looking Statements

This Item 2.02 of this report contains forward-looking statements, including, statements relating to the Company’s expected cash position as of December 31, 2017. These forward-looking statements are based upon the Company’s current expectations. Actual results could differ materially from these forward-looking statements as a result of certain factors, including, without limitation, risks related to changes in estimated cash position based on the completion of financial closing procedures and the audit of the Company’s financial statements, and other risks detailed in the Company’s filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company does not undertake any obligation to update any forward-looking statements as a result of new information, future events, changed assumptions or otherwise.

The information in Item 2.02 of this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Section 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 2.02 shall not be incorporated by reference into any filing with the SEC made by the Company, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
5.1	Opinion of Cooley LLP
10.1	At-the-Market Equity Offering Sales Agreement by and between GTx, Inc. and Stifel, Nicolaus & Company, Incorporated, dated February 9, 2018.
23.1	Consent of Cooley LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTx, Inc.

Date: February 9, 2018	By:	/s/ Henry P. Doggrell
	Name:	Henry P. Doggrell
	Title	Vice President, Chief Legal Officer and Secretary